Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of May 15, 2020.

SC 2018 TRUST, LLC

By:	/s/ Gad Liwerant
Name:	Gad Liwerant
Title:	Manager

BJ’S ACT III, LLC

By:	/s/s Ronald M. Shaich
Name:	Ronald M. Shaich
Title:	Chief Executive Officer

ACT III HOLDINGS, LLC

By:	/s/ Ronald M. Shaich
Name:	Ronald M. Shaich
Title:	Chief Executive Officer

SGC TRUST, LLC

By:	/s/ Gad Liwerant
Name:	Gad Liwerant
Title:	Manager

THE RONALD M. SHAICH 2000 REVOCABLE TRUST

By:	/s/ Ronald M. Shaich
Name:	Ronald M. Shaich
Title:	Trustee

THE SHAICH GRANDCHILDREN’S TRUST

By:	/s/ Gad Liwerant
Name:	Gad Liwerant
Title:	Trustee

RONALD M. SHAICH 2018 CHILDREN’S TRUST

By:	/s/ Gad Liwerant
Name:	Gad Liwerant
Title:	Trustee

RONALD M. SHAICH

/s/ Ronald M. Shaich